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                                                                    Exhibit 23.4







                          Independent Auditors' Consent


The Board of Directors
Sovereign Bancorp, Inc.
(Successors of First State Financial Services, Inc.):



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S- 8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8, No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333- 05309, Form S-3 No. 33-46870, and Form S-3 No.
333-09113) of Sovereign Bancorp, Inc. and the related prospectus of our report dated November 26, 1996 relating to the consolidated statements of operations, stockholders' equity and cash flows of First Sate Financial Services, Inc. for the year ended September 30, 1996, which report appears in the Form 8-K of Sovereign Bancorp, Inc. to be dated March 18, 1999, which is incorporated by reference in this registration statement on Form S-3 of Sovereign Bancorp, Inc.


                                                      /s/  KPMG LLP
                                                           ---------------------
                                                           KPMG LLP

Short Hills, New Jersey
March 16, 1999